UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

ProGreen US, Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

The Company yesterday received the Comprehensive Valuation Report for the Cielo Mar property from CBRE.

As described in the report, the Cielo Mar property is a 5,197 acre tract of vacant oceanfront land that is located in the Bahia del Rosario (Bay of Rosario), on the Pacific coast of Baja California, Mexico. The site is located about 150 miles south of Ensenada, and has approximately 4.5 linear miles of ocean frontage.

The valuation report was prepared on the basis of proposed use for a medium density residential development.

As excerpted from the report:

Due to the location of the subject site and its moderate slope, a majority of the subject’s proposed homes would have some degree of ocean view. The subject is more fully described, legally and physically, within the enclosed report. All values are reported in U.S. Dollar currency.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

MARKET VALUE CONCLUSION

Appraisal Premise: As Is

Interest Appraised: Fee Simple Estate equivalent (Mexican Corporation)

Date of Value: February 15, 2018

Value Conclusion: $42,000,000

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	CBRE Valuation Report dated March 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: April 6, 2018	By:	/s/ Jan Telander
Jan Telander,
Chief Executive Officer